SCHEDULE 14A (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934
Filed by the Registrant[X]

Filed by a Party other than the Registrant[  ]
Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, For Use of the Commission Only (as permitted by 14a-6(e)(2))

[ X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material under § 240.14a-12

NOBILIS HEALTH CORP.

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: ____________________

(2)	Aggregate number of securities to which transaction applies: ____________________

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 ___________________________(set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction: __________________________________

(5)	Total fee paid: ______________________________________________________________________

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid: ____________________________________________________________

(2)	Form, Schedule or Registration Statement No.: __________________________________________

(3)	Filing Party: ______________________________________________________________________

(4)	Date Filed: _______________________________________________________________________

NOBILIS HEALTH CORP.
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
and
PROXY STATEMENT AND MANAGEMENT INFORMATION CIRCULAR
To be held on
June 12, 2017

NOBILIS HEALTH CORP.

May 1, 2017

Dear Shareholders:
It is my pleasure to invite you to the annual general meeting (the “Meeting”) of Nobilis Health Corp. (“Nobilis” or the “Company”) to be held at Nobilis’ corporate office at 11700 Katy Freeway, Houston, Texas 77079, on June 12, 2017 at 10:00 a.m. local time.
The items of business to be considered and voted upon at this Meeting are described in the Notice of Annual General Meeting of Shareholders and the accompanying Proxy Statement and Management Information Circular.
You can find further information concerning Nobilis on our website: www.nobilishealth.com. We encourage you to visit our website before attending the Meeting.
Your participation at this Meeting is important. We encourage you to exercise your right to vote, which can easily be done by following the instructions provided in the Proxy Statement and Management Information Circular and Form of Proxy.
I will provide a report on the Company’s affairs. You will also have the opportunity to ask questions and to meet a representative from the Company’s independent registered public accounting firm, Crowe Horwath LLP.
We look forward to seeing you on June 12, 2017.

Yours very truly,

/s/ Donald Kramer

Donald Kramer
Chairman of the Board
Nobilis Health Corp.

Nobilis Health Corp.
Important Notice Regarding the
Annual General Meeting of Shareholders to be held on June 12, 2017
NOTICE IS HEREBY GIVEN that the Annual General Meeting (the “Meeting”) of the common shareholders (“Shareholders”) of Nobilis Health Corp. (the “Company”) will be held at the Company’s corporate office at 11700 Katy Freeway, Houston, Texas 77079, on Monday, June 12, 2017, at 10:00 a.m. local time, for the following purposes, namely:

(a)	to receive the consolidated financial statements of the Company for the year ended December 31, 2016, together with the report of the auditors thereon;

(b)	to appoint Crowe Horwath LLP as the Company’s independent auditors for the ensuing year and to authorize the directors to determine the remuneration to be paid to the auditor;

(c)	to elect directors for the ensuing year;

(d)	to transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.
This notice is accompanied by a form of proxy/voting instruction form, a supplemental mailing return list card and a proxy statement and management information circular dated May 1, 2017 (the “Circular”). This communication presents only an overview of the more complete proxy materials that are available to you on the Internet and in the accompanying proxy card, which provides information relating to the matters to be dealt with at the Meeting.
We encourage you to access and review all of the important information contained in the proxy materials before voting.
Notice-and-Access
The Company is utilizing the notice-and-access mechanism (the “Notice-and-Access Provisions”) under applicable Canadian and United States securities laws for distribution of Meeting materials to registered and beneficial shareholders.
Website Where Meeting Materials are Posted

The Notice-and-Access Provisions are a set of rules that allow reporting issuers to post electronic versions of proxy-related materials, annual reports, annual financial statements and proxy statements on-line, via the System for Electronic Document Analysis and Retrieval (“SEDAR”) and Electronic Data Gathering and Retrieval (“EDGAR”), rather than mailing paper copies of such materials to Shareholders. Electronic copies of the Management Information Circular (the “Circular”), the annual audited consolidated financial statements of the Company for the year ended December 31, 2016 (“Financial Statements”), the Annual Report on Form 10-K of the Company for the year ended December 31, 2016 (the “Annual Report”) and management’s discussion and analysis of the Company’s results of operations and financial condition for the year ended December 31, 2016 (“MD&A”) may be found on the Company’s SEDAR profile at www.sedar.com, on the Company EDGAR profile at www.sec.gov and the Company’s website at www.nobilishealth.com. The Company will not use the procedures known as “stratification” in relation to the use of Notice-and-Access Provisions. Stratification occurs when a reporting issuer using the Notice-and-Access Provisions provides a paper copy of the Circular to some Shareholders with the notice package.

Obtaining Paper Copies of Materials

The Company anticipates that using the Notice-and-Access Provisions for delivery will directly benefit the Company through a substantial reduction in both postage and material costs, and also promote environmental responsibility by decreasing the large volume of paper documents generated by printing proxy-related materials. Shareholders with questions about the Notice-and-Access Provisions can call our transfer agent, CST Trust Company, toll-free at 1-888-433-6443 from Canada and the United States or collect at 416-682-3860. Shareholders may also obtain paper copies of the Circular, Financial Statements and MD&A free of charge by contacting CST Trust Company at the same toll-free number or fulfilment@canstockta.com. Please make the request as instructed above on or before May 12, 2017 to facilitate timely delivery.
How to Vote
A proxy form is enclosed herewith. Registered Shareholders who are unable to attend the Meeting in person are requested to complete, date, sign and return the enclosed proxy form to CST Trust Company, by mail at Attention: Proxy Department, P.O. Box 721, Agincourt, Ontario M1S 0A1, not later than 10:00 a.m. (Houston time) on June 8, 2017, or no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of any adjourned or postponed Meeting. Proxies may also be sent by facsimile to CST Trust Company at toll-free within Canada and the United States to fax: 866-781-3111, local fax: 416-368-2502 or by e-mail to proxy@canstockta.com.

Non-registered Shareholders receiving these materials through their broker or other intermediary should complete and return the voting instruction form provided to them by their broker or other intermediary in accordance with the instructions provided therein, or otherwise follow the instructions provided by their broker or other intermediary.
Vote In Person: Many Shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. The Circular contains instructions on how to vote your shares in person.
The board of directors of the Company has fixed the close of business on April 24, 2017 as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Meeting, and any adjournment or postponement thereof.
Whether or not you expect to attend the Meeting, please exercise your right to vote by completing and returning the form of proxy or voting instructions form in accordance with the instructions set forth in the Circular. If you execute the form of proxy or voting instructions form you may still attend the Meeting. Please review the Circular prior to voting.
DATED at Houston, Texas this 1st day of May, 2017.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Donald Kramer
Donald Kramer
Chairman of the Board

PROXY STATEMENT AND MANAGEMENT INFORMATION CIRCULAR
EXPLANATORY NOTE
We are an "emerging growth company" under applicable U.S. federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement and Management Information Circular the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (or the JOBS Act) including the compensation disclosures required of a "smaller reporting company," as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934 (or the Exchange Act). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We expect to remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.0 billion, (ii) December 31 of the fiscal year that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months or (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the preceding three-year period.
General Information
The information contained in this proxy statement and management information circular (this “Circular”) is presented as of May 1, 2017, unless otherwise indicated herein, and is furnished in connection with the solicitation of proxies by or on behalf of management of Nobilis Health Corp. (the “Company” or “Nobilis”) for use at the annual meeting (the “Meeting”) of the holders (the “Shareholders”) of common shares in the capital of the Company (the “Common Shares”) to be held at Nobilis’ corporate office at 11700 Katy Freeway, Suite 300, Houston, Texas 77079, on June 12, 2017 at 10:00 a.m. local time. In this document, “you” and “your” refer to the Shareholders, and “we”, “us” and “our” refer to the Company.
Who can vote?
Shareholders who are registered at the close of business on April 24, 2017 (the “record date”) will be entitled to vote at the meeting or at any adjournment or postponement thereof, either in person or by proxy. As at the date hereof, there are 77,804,014 Common Shares issued and outstanding. Each Common Share entitles the holder thereof to one (1) vote on all matters to be acted upon at the Meeting.
What information is in this proxy circular?
This Circular contains all the information we are required by law to provide to you as well as other information we believe you should know in order for you to make a well informed decision when you vote. Such information includes, but is not limited to, director personal information, director compensation, meeting information for the Company’s board of directors (the “Board”) and Board committees, our compensation philosophy, our performance, and our named executive officers’ compensation. All references to dollars and compensation amounts in this Circular are to U.S. dollars unless otherwise indicated.
What will I be voting on?
Shareholders will be voting to (i) elect directors of the Company and (ii) appoint Crowe Horwath LLP (“Crowe”) as the auditors of the Company for the ensuing year.
How will these matters be decided at the Meeting?
All of the matters to be considered at the Meeting are to be approved by ordinary resolutions. Approval by ordinary resolution requires that a simple majority of the votes cast in respect of a resolution by or on behalf of the Shareholders present in person or represented by proxy at the Meeting be voted in favour of the resolution.
Who is soliciting my proxy?
The solicitation of proxies by this Circular is being made by or on behalf of the Board of the Company. Proxies will be solicited primarily by mail, but may also be solicited personally, by telephone, or by facsimile by the regular employees of the Company at nominal costs, which shall be borne by the Company.
Who may I call with questions?
If you have questions about the information contained in this Circular or require assistance in completing your form of proxy, please contact the Corporate Secretary of Nobilis at 713-355-8614 (which is not a toll free number) or by email at smallek@nobilishealth.com.
How can I contact the transfer agent?
You can contact the Company’s transfer agent by mail at CST Trust Company, 1600 – 1066 West Hastings St., Vancouver, BC V6E 3X1, by telephone at 1-604-235-3701, by fax at 1-604-235-3705 or by e-mail at inquiries@canstockta.com.
How do I vote?
If you are eligible to vote and your Common Shares are registered in your name, you can vote your Common Shares in person at the Meeting or by proxy as explained below. If your Common Shares are held in the name of a nominee, please see the instructions below under “How do I vote if I am a non-registered Shareholder.”
How do I vote if I am a registered Shareholder?
(a)          Voting in Person
You are a registered Shareholder if your name appears on your share certificate. If this is the case, you may attend and vote in person at the Meeting.
(b)          Voting by Proxy
As a registered Shareholder, you may also appoint someone else as your proxy holder to attend and vote at the Meeting by using the enclosed form of proxy. The persons currently named as proxies in such form of proxy are the Chief Financial Officer and the President of the Company. A Shareholder has the right to appoint a person or company (who need not be a Shareholder)

other than the persons designated in the enclosed form of proxy to attend the Meeting and to vote and act for and on behalf of such Shareholder at the Meeting, and any adjournment or postponement thereof. Such right may be exercised by inserting the name of the person to be appointed in the blank space provided in the form of proxy, signing the form of proxy and returning it to the offices of CST Trust Company at the address and in the manner set forth in the accompanying Notice of Annual General Meeting (the “Meeting Notice”).
• How can I send in my form of proxy?
Registered Shareholders who cannot attend and vote at the Meeting are urged to complete, sign, date and return the enclosed proxy form in one of the manners set out in the form of proxy. Only persons that were Shareholders as at the close of business on the record date are entitled to attend and vote at, or appoint a proxy holder to attend and vote at the Meeting.
• What is the deadline for receiving the form of proxy?
The deadline for receiving duly completed forms of proxy is 10:00 a.m. (Houston time) on June 8, 2017, or no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of any adjourned or postponed Meeting.
• How will my Common Shares be voted if I give my proxy?
Your Common Shares will be voted or withheld from voting in accordance with your instructions indicated in the proxy. If no instructions are indicated, the Common Shares represented by such proxy will be voted FOR or IN FAVOUR of each matter identified in the Meeting Notice. The enclosed form of proxy confers discretionary authority upon the persons named in the form of proxy with respect to amendments to or variations of matters identified in the Meeting Notice and with respect to other matters, if any, which may properly come before the Meeting. As at the date of this Circular, the management of the Company knows of no such amendments, variations, or other matters to come before the Meeting, other than the matters referred to in the Meeting Notice. However, if any other matters which at present are not known to management should properly come before the Meeting, the proxy will be voted on such matters in accordance with the best judgment of the named proxy.
• If I change my mind, how can I revoke my proxy?
A registered Shareholder who has given a proxy may revoke it (a) by depositing an instrument in writing executed by such Shareholder or by such Shareholder’s attorney authorized in writing, or, if the Shareholder is a corporation, by an officer or attorney thereof duly authorized indicating the capacity under which such officer or attorney is signing (i) at the offices of CST Trust Company, by mail at Attention: Proxy Department, P.O. Box 721, Agincourt, Ontario M1S 0A1 or by hand at 320 Bay Street, Banking Hall Level, Toronto, Ontario M5H 4A6 at any time up to 10:00 a.m. (Houston time) on June 8, 2017, or no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of any adjournment or postponed Meeting or (ii) with the chairman of the Meeting prior to the commencement of the Meeting on the day of the Meeting or any adjournment or postponement thereof; or (b) in any other manner permitted by law.

How do I vote if I am a non-registered Shareholder?
Only registered Shareholders or the persons they appoint as their proxies are permitted to vote at the Meeting. In many cases, however, Common Shares beneficially owned by a person (a “Non-Registered Holder”) are registered either:
(a) in the name of an intermediary such as a bank, trust company, securities dealer, trustee or administrator of self-administered RRSPs, RRIFs, RESPs and similar plans (each an “Intermediary”) that represents the Non-Registered Holder in respect of its Common Shares; or
(b) in the name of a depository (a “Depository”, such as CDS Clearing and Depository Services Inc.) of which the Intermediary is a participant.
In accordance with the requirements of National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), the Company will have distributed copies of the Meeting Notice, the Circular, the form of proxy (collectively, the “Meeting Materials”) to the Intermediaries for onward distribution to Non-Registered Holders.
Intermediaries are required to forward the Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive such materials.

Intermediaries often use service companies to forward the Meeting Materials to Non-Registered Holders. Generally, Non-Registered Holders who have not waived the right to receive the Meeting Materials will receive a package from their Intermediary containing either:
(a) a voting instruction form that must be properly completed and signed by the Non-Registered Holder and returned to the Intermediary in accordance with the instructions on the voting instruction form;
or, less typically,
(b) a form of proxy that has already been stamped or signed by the Intermediary that is restricted as to the number of Common Shares beneficially owned by the Non-Registered Holder but which otherwise has not been completed. In this case, the Non-Registered Holder who wishes to submit a proxy should properly complete the form of proxy and deposit it with CST Trust Company at the address set forth in the Meeting Notice.
The purpose of these procedures is to permit Non-Registered Holders to direct the voting of Common Shares that they beneficially own. Should a Non-Registered Holder, who receives either a voting instruction form or a form of proxy, wish to attend and vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Holder), the Non-Registered Holder should strike out the names of the persons named in the proxy and insert the Non-Registered Holder’s (or such other person’s) name in the blank space provided or, in the case of a voting instruction form, follow the corresponding instructions on the form. In either case, Non-Registered Holders should carefully follow the instructions of their Intermediaries and service companies. If you are a Non-Registered Holder and have not received a package containing a form of proxy or voting instruction form, please contact your Intermediary. The Company does not intend to pay for Intermediaries to forward to objecting beneficial owners under NI 54-101 the Meeting Materials and Form 54-101F7 – Request for Voting Instructions Made by Intermediary. The objecting beneficial owners will not receive the Meeting Materials unless the objecting beneficial owner’s Intermediary assumes the cost of delivering the Meeting Materials.
A Non-Registered Holder may revoke a proxy or voting instruction form which has been given to an Intermediary by written notice to the Intermediary or by submitting a proxy or voting instruction form bearing a later date. In order to ensure that an Intermediary acts upon a revocation of a proxy or voting instruction form, the written notice should be received by the Intermediary well in advance of the Meeting.
Meeting Materials
Notice-and-Access
The Company has decided to use the notice and access mechanism (the “Notice-and-Access Provisions”) under National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”) and applicable rules under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the delivery of the Circular, the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “Annual Report”), the annual audited consolidated financial statements of the Company for the year ended December 31, 2016 (“Financial Statements”) and management’s discussion and analysis of the Company’s results of operations and financial condition for the year ended December 31, 2016 (“MD&A”) (collectively, the “ Company Materials”) to Shareholders for the Meeting.
The Company has adopted this alternative means of delivery in order to further its commitment to environmental sustainability and to reduce its printing, materials and mailing costs.
Under the Notice and Access Provisions, instead of receiving printed copies of the Company Materials, Shareholders will receive a notice (“Notice”) with information on the Meeting date, location and purpose, as well as information on how they may access the Company Materials electronically and how they may vote.

The Company will not use the procedures known as “stratification” in relation to the use of Notice-and-Access Provisions meaning that all shareholders will receive a Notice in accordance with the Notice-and-Access Provisions.

Obtaining Paper Copies of Materials

The Company anticipates that using the Notice-and-Access Provisions for delivery will directly benefit the Company through a substantial reduction in both postage and material costs, and also promote environmental responsibility by decreasing the large volume of paper documents generated by printing proxy-related materials. Shareholders with questions about the Notice-and-Access Provisions can call our transfer agent, CST Trust Company, toll-free at 1-888-433-6443 from Canada and the United States or collect at 416-682-3860. Shareholders may also obtain paper copies of the Circular, Financial Statements and MD&A free of charge by contacting CST Trust Company at the same toll-free number or fulfilment@canstockta.com. Please make the request as instructed above on or before May 12, 2017 to facilitate timely delivery.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON
To the knowledge of the Board, except as otherwise set out in the Circular, no director, officer or insider of the Company, or any associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.
VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES
The following table sets forth information regarding the beneficial ownership of our outstanding common shares on April 11, 2017, except as noted below, by (1) each person who is known by us to beneficially own, control or direct, directly or indirectly, more than 5% of our outstanding voting rights, (2) each director, nominee for director and named executive officer, and (3) all of our directors and executive officers as a group. To our knowledge, unless it is otherwise stated in the footnotes, each person listed below has sole voting and investment power with respect to his shares beneficially owned. For purposes of the tables below, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person has the right to acquire on or within 60 days after April 11, 2017.

	Shares of Common Stock	Percentage of Class
Name and Address of Beneficial Owner (1)	Beneficially Owned	Beneficially Owned (2)
Directors and executive officers:
Donald Kramer (3)	17,950,282	23.1%
Harry Fleming (4)	2,987,955	*
Matthew Maruca (5)	227,302	*
Steve Ozonian (6)	155,545	*
Peter Horan (7)	30,000	*
Michael Nichols (8)	45,000	*
Thomas Foster (9)	146,786	*
Kenneth Efird (10)	654,070	*
David Young (11)	33,334	*
Marcos Rodriguez (12)	43,084	*
Marissa Arreola (13)	116,670	*
Patrick Yoder (14)	183,339	*
New director nominees:
Neil Badlani, M.D. (15)	100,000	*
All current executive officers and directors as a group (13 persons)	22,673,367	29.1%

* Less than 1%

(1)	Unless otherwise indicated, the address of all beneficial owners of our ordinary shares set forth above is 11700 Katy Freeway, Suite 300, Houston, Texas 77079.

(2)
Based on 77,827,013 common shares outstanding as of April 11, 2017. Except as otherwise indicated, all shares are beneficially owned, and the sole investment and voting power is held, by the person named. This table is based on information supplied by our officers, directors and principal Shareholders and reporting forms, if any, filed with the SEC on behalf of such persons.

(3)
Includes 15,874,482 common shares held by Healthcare Ventures Ltd., 3330 Chevy Chase, Houston, Texas 77019. Dr. Kramer owns 100% of Healthcare Ventures Ltd. Includes 75,800 common shares that are held indirectly by Dr. Kramer through Donald Kramer Family, LLC, a company owned 50% by Dr. Kramer and 50% by Dr. Kramer’s spouse, Ilene T. Kramer.

(4)
Includes 137,500 vested Options and 37,500 Options that will vest on June 30, 2017 granted to Mr. Fleming pursuant to the Stock Option Plan. Includes 10,000 common shares held by Mr. Fleming’s adult sons. Mr. Fleming disclaims beneficial ownership of the securities held by his adult sons.

(5)	Includes 216,669 vested Options and 8,333 Options that will vest on June 30, 2017 granted to Mr. Maruca pursuant to the Stock Option Plan.

(6)	Includes 154,025 vested Options granted to Mr. Ozonian pursuant to the Stock Option Plan.

(7)	Includes 25,000 vested Options granted to Mr. Horan pursuant to the Stock Option Plan.

(8)	Includes 25,000 vested Options granted to Mr. Nichols pursuant to the Stock Option Plan.

(9)
Includes 25,000 vested Options granted to Mr. Foster pursuant to the Stock Option Plan. Includes 15,000 common shares held by the Thomas Orion Foster III Family Trust. Thomas Foster has voting and investment power over such common shares.

(10)	Includes 91,669 vested Options and 25,001 Options that will vest on June 30, 2017 granted to Dr. Efird pursuant to the Stock Option Plan.

(11)
Mr. Young became CFO on February 7, 2017. Includes 16,667 vested Options and 16,667 Options that will vest on June 30, 2017 granted to Mr. Young pursuant to the Stock Option Plan. Kenneth Klein, former CFO and now CFO-Hospital Division, beneficially owns 230,000 shares which includes 162,500 vested Options, 50,000 Options that will vest on May 1, 2017 and 12,500 Options that will vested on June 30, 2017.

(12)	Includes 29,167 vested Options and 10,417 Options that will vest on June 30, 2017 granted to Mr. Rodriguez pursuant to the Stock Option Plan.

(13)	Includes 91,669 vested Options and 25,001 Options that will vest on June 30, 2017 granted to Ms. Arreola pursuant to the Stock Option Plan.

(14)	Includes 162,504 vested Options and 20,825 Options that will vest on June 30, 2017 granted to Mr. Yoder pursuant to the Stock Option Plan.

(15)	Includes 100,000 vested Options granted to Dr. Badlani pursuant to the Stock Option Plan.
MATTERS TO BE CONSIDERED AT THE MEETING
FINANCIAL STATEMENTS AND AUDITOR’S REPORT
Management, on behalf of the Board, will submit to the Shareholders at the Meeting the consolidated financial statements of the Company for the year ended December 31, 2016, and the report issued by Crowe Horwath LLP ("Crowe") (the “Auditor's Report”) thereon, but no vote by the Shareholders with respect thereto is required or proposed to be taken. The consolidated financial statements and Auditor’s Report will be presented at the Meeting and are available at www.sedar.com and at www.sec.gov.
RE-APPOINTMENT OF AUDITOR
The Board and management propose that Crowe be re-appointed as auditors of the Company to hold office until the next annual meeting of Shareholders, and that the Board be authorized to determine the remuneration to be paid to the auditor.

Crowe was first appointed as the auditor of the Company effective September 2, 2015.

For the years ended December 31, 2016 and 2015, Crowe billed the fees set forth below:

	Year Ended	Year Ended
Fees	December 31, 2016	December 31, 2015
Audit Fees (1)	$1,179,596	$913,247
Audit-Related Fees (2)	$272,838	$868,500
Tax Fees (3)	$—	$—
All Other Fees (4)	$—	$—
Total Fees	$1,632,679	$1,781,747

For the years ended December 31, 2016 and 2015, Calvetti billed the fees set forth below:

	Year Ended	Year Ended
Fees	December 31, 2016	December 31, 2015
Audit Fees (1)	$—	$672,300
Audit-Related Fees (2)	$—	$181,996
Tax Fees (5)	$—	$128,218
All Other Fees (4)	$—	$—
Total Fees	$—	$982,514

(1)
Audit Fees include fees billed for professional services rendered for the annual audit of our 2016 consolidated financial statements, the review of the interim consolidated financial statements included in our quarterly reports and other related services that are normally provided in connection with statutory and regulatory filings.

(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include audits of our benefit plan financial statements, due diligence in connection with mergers and acquisitions, attestation services related to financial reporting that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

(3)	Tax Fees were not billed or performed by Crowe, the principal auditor, in 2015 or 2016.

(4)	All Other Fees consist of bills for other services not included in the categories above.

(5)	Tax Fees consist of bills for tax compliance, tax advice and tax planning.
Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Accountant
Pursuant to the Company’s Audit Committee Charter, the Audit Committee has the responsibility to review and approve the fees charged by the external auditors for audit services, and to review and approve all services other than audit services to be provided by the external auditors, and associated fees. All of the engagements and fees for the fiscal year ended December 31, 2016 were pre-approved by the Audit Committee.
Management recommends that the Shareholders vote in favor of the re-appointment of Crowe as the Company's auditors for the ensuing year and grant the Board the authority to determine the remuneration to be paid to the auditor.
Unless a proxy specifies that the Common Shares it represents are to be withheld from voting in favour of the matter proposed above, the proxies named in the accompanying form of proxy intend to vote in favour of the re-appointment of Crowe as auditor of the Company.

ELECTION OF DIRECTORS
The term of office of each director expires at the time of the Meeting unless successors are not elected, in which case the directors remain in office until their successors are elected or appointed in accordance with applicable law and the Company’s articles.
Management proposes to nominate, and the persons named in the accompanying form of proxy will vote for (in the absence of specifications or instructions to withhold from voting on the proxy), the election of the five persons whose names are set forth below, but will not vote for a greater number of persons than the number of nominees named in the form of proxy. Management does not contemplate that any of the nominees will be unable to serve as a director. If, as a result of circumstances not now contemplated, any nominee is unavailable to serve as a director, the proxy will be voted for the election of such other person or persons as management may select. Each director elected will hold office until the next annual meeting of Shareholders or until his respective successor is elected or appointed in accordance with applicable law and the Company’s articles.
The following table sets forth information with respect to each of the management nominees for director, including the a description of the experience, qualifications, attributes or skills that led our Board to the conclusion that such nominees should serve as members of the Board:

DR. DONALD KRAMER
Dr. Donald Kramer, age 61, was appointed to the Board effective May 9, 2016 and has served as Chairman of the Board since June 2016. He served on the Company’s Board of Directors from 2010 to 2015 and also served as the Company’s chief executive officer from 2010 to 2014. Dr. Kramer is a board-certified anesthesiologist who is licensed to practice medicine in the State of Texas. After graduation from Jefferson Medical College in 1981, Dr. Kramer practiced general medicine until 1990 when he entered anesthesiology training in New York, followed by pain management fellowships at Harvard University and Texas Tech University. In 1994, Dr. Kramer developed a private clinical practice in Houston from which he retired to direct the Company’s initial public offering in 2007 and became the Company’s first chief executive officer. We believe Dr. Kramer’s medical background and past service on our Board and senior management team provides our Board with significant industry expertise and critical perspectives in the oversight and strategic direction of our Company.

Houston, Texas
United States
Director since May 2016

Securities Owned
Common Shares	1,7950,282(1)
Options	25,000

Board and Committees	2016 Attendance at Meetings
Board	8/12(2)

Other Public Board Directorships During Last Five Years	Other Board Committee Memberships of Public Entities
Nobilis Health Corp.	-

_________________________________

(1) Includes 15,874,482 common shares held by Healthcare Ventures Ltd., 3330 Chevy Chase, Houston, Texas 77019. Dr. Kramer owns 100% of Healthcare Ventures Ltd. Includes 75,800 common shares that are held indirectly by Dr. Kramer through Donald Kramer Family, LLC, a company owned 50% by Dr. Kramer and 50% by Dr. Kramer's spouse, Ilene T. Kramer.
(2) Dr. Kramer was appointed to the Board of Directors of Nobilis in May 2016. While 12 board meetings were held during 2016, Dr. Kramer was a board member for only eight of those meetings.

STEVE OZONIAN
Steve Ozonian, age 62, has been an independent member of our Board since April 2015. Mr. Ozonian serves as chair of the audit and compliance committees of the Board. Mr. Ozonian has served as Chief Real Estate Officer at Carrington Holding Company, a real estate and investment company, since 2011. Mr. Ozonian has served at other public companies such as Prudential as Chairman and Chief Executive Officer of its residential and corporate services companies and also as the Chief Executive Officer of Realtor.com and Real Estate.com all having Sarbanes-Oxley Act of 2002 and government regulatory obligations. Mr. Ozonian also served as the national executive for residential at Bank of America and the Chief Executive Officer at Global Mobility Solutions. Mr. Ozonian brings significant experience as an operations executive and advisor towards the use of the Internet and technology to generate customers and improve the user experience through transparency and empowerment. Mr. Ozonian serves as the lead director of Lending Tree and is a board member at Realty Mogul, Williston Financial Group and Realty Trac. Mr. Ozonian brings to our Board diverse executive and management experience as well as significant knowledge and experience in public company reporting and corporate governance, as well as expertise in financial analysis and reporting.

Laguna Beach, California
United States
Director since April 2015

Independent Director

Securities Owned

Common Shares	1,520
Stock Options	354,025

Board and Committees	2016 Attendance at Meetings
Board	12/12
Audit Committee	6/6
Compensation, Nominating and Corporate Governance Committee	4/4
Compliance Committee	3/4
Other Public Board Directorships During Last Five Years	Other Board Committee Memberships of Public Entities
Lending Tree, Inc.	Audit Committee (Lending Tree, Inc.)
Nominating Committee (Lending Tree, Inc.)
Executive Committee (Lending Tree, Inc.)

MICHAEL C. NICHOLS
Michael C. Nichols, age 65, has served on the Company's Board since June 2016. Mr. Nichols has served as Interim Chief Executive Officer of the Houston Parks Board since August 2015. He served as Chief Operating Officer of Grocers Supply Company from February 2013 to December 2014, when the Company was sold. Prior to his service at Grocer’s Supply, Mr. Nichols served as general counsel at Sysco Corporation’s corporate office in Houston, Texas, a position he held from 1981 through 1988 and from 1998 through 2010. He also served as vice president of management development and human resources at Sysco. Mr. Nichols is a graduate of Brown University, where he earned a Bachelor of Arts degree in history in 1974. He earned his J.D. degree from Emory University School of Law in 1977. Mr. Nichols served two terms in the Georgia State House of Representatives from 1977 to 1981. In Houston, his volunteer efforts have included service as a board member and chairman of the Houston Food Bank, chairman of the City of Houston Civil Service Commission, and service as a trustee on the Houston Police Officers Pension Plan. We believe Mr. Nichols’ extensive legal and corporate governance experience at large publicly traded corporations will contribute to our Board a diverse executive and management experience as well as significant knowledge and experience in public company reporting and corporate governance.

Houston, Texas
United States
Director since June 2016

Independent Director

Securities Owned

Common Shares	20,000
Options	25,000
Board and Committees	2016 Attendance at Meetings
Board	6/12(1)
Audit Committee	2/6(2)
Compensation, Nominating and Corporate Governance Committee	0/4(3)
Compliance Committee	2/4(4)
Other Public Board Directorships During Last Five Years	Other Board Committee Memberships of Public Entities
None	-

_________________________________

(1) Mr. Nichols was elected to the Board of Directors of Nobilis in June 2016. While 12 board meetings were held during 2016, Mr. Nichols was a board member for six of those meetings.

(2) Mr. Nichols joined the Audit Committee of Nobilis in June 2016. While six Audit Committee meetings were held during 2016, Mr. Nichols was a member for only two of those meetings.
(3) Mr. Nichols joined the Compensation, Nominating and Corporate Governance Committee in June 2016. While four meetings were held during 2016, Mr. Nichols was not a member of the committee at those times and thus did not attend any such committee meetings.
(4) Mr. Nichols joined the Compliance Committee in June 2016. While four meetings were held during 2016, Mr. Nichols was a member for only two of those meetings.

TOM FOSTER
Mr. Foster, age 77, has been a member of our Board since June 2016. Mr. Foster previously served on the Company’s Board of Directors from October 2010 to June 2013, and from July 2014 to April 2015. Mr. Foster also served as the Company’s Chief Financial Officer from February 2011 through March 2013. Mr. Foster practiced federal and cross-border taxation (international, state and local) for 30 years (through 1997) at Exxon, where he presented numerous tax presentations and meetings with various foreign governments (including China) on local and U.S. tax issues of concern to U.S. oil companies. He managed state income tax litigation (including various major Alaska tax cases). He coordinated industry efforts to challenge states' positions on various tax issues in state and federal courts, including the U.S. Supreme Court. Mr. Foster currently has a private law practice specializing in tax and restructuring. Mr. Foster received his LLM in taxation from New York University School of Law, his JD from Baylor University School of Law and his BBA from Baylor University School of Business. Mr. Foster is a CPA and admitted to practice law in the State of Texas. Mr. Foster’s previous experience on the Board and senior management team of our company, together with his extensive experience in law, tax and finance provide the Board with important and useful perspectives and bolster the Board’s overall skillset.

Houston, Texas
United States
Director since June 2016

Independent Director

Securities Owned

Common Shares	121,786
Options	25,000

Board and Committees	2016 Attendance at Meetings

Board	6/12(1)

Other Public Board Directorships During Last Five Years	Other Board Committee Memberships of Public Entities
None

_________________________________

(1) Mr. Foster was elected to the Board of Directors of Nobilis in June 2016. While 12 board meetings were held during 2016, Mr. Foster was a board member for six of those meetings.

NEIL BADLANI, M.D.
Neil Badlani, M.D., age 38, is a board-certified Orthopaedic Surgeon specializing in minimally invasive spine surgery. Dr. Badlani has been the Chief Medical Officer for the Company since March 2016 and served before that as the Vice President of Medical Affairs. Based in Houston, Dr. Badlani has been practicing cutting-edge techniques in treating spine, back and neck pain, as well as complicated spinal disorders in patients of all ages. His surgical emphasis is on minimally invasive techniques including laser and robotic surgery. Dr. Badlani is also an award-winning researcher having been recognized nationally by the American Academy of Sports Medicine and Western Orthopaedic Association and internationally by the Combined Orthopaedic Research Societies of the US, Canada, Japan and Europe for his work. He has presented his research both on orthopaedic surgery and economic aspects of medicine at national meetings including the American Academy of Orthopaedic Surgeons and the North American Spine Society. In recent years, Dr. Badlani has given several national presentations on the Economics of Outpatient Surgery using the Company's best practice techniques. He has written several papers and given presentations about orthopaedic hospitals, surgery centers and medical reimbursement issues and has written numerous book chapters about minimally invasive spine surgery. Dr. Badlani earned a B.A. in economics from the George Washington University, graduating Summa Cum Laude in only three years. He completed a dual MD/MBA program in just five years at the University of Pittsburgh. Dr. Badlani's orthopaedic surgery training was done at the University of California, San Diego, followed by fellowships in both adult and pediatric spine surgery at Rush University Medical Center in Chicago, IL.

Houston, Texas
United States
New Director

Securities Owned

Common Shares	None
Options	150,000
Board and Committees	2016 Attendance at Meetings
n/a	n/a
Other Public Board Directorships During Last Five Years	Other Board Committee Memberships of Public Entities
None

Orders, Bankruptcies, Penalties, Sanctions or Legal Proceedings
As of the date of this Circular, none of the Company’s officers, directors or proposed directors is or has been, within 10 years before the date of this Circular, a director, chief executive officer or chief financial officer of any corporation (including the Company) that (a) was subject to a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days (collectively, an “order”) that was issued while the relevant officer, director or proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or (b) was subject to an order that was issued after the relevant officer, director or proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.
None of the Company’s officers, directors or proposed directors: (a) is as at the date of this Circular, or has been within 10 years before the date of this Circular, a director or executive officer of any corporation (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or (b) has, within the 10 years before the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or has a receiver, receiver manager or trustee appointed to hold its assets.
None of the Company’s officers, directors or proposed directors have been subject to: (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority, or has entered into a settlement agreement with a securities regulatory authority; or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.
In addition, during the past ten years, no director, proposed director or executive officer of the Company has:

(a)
filed or has had filed against such person, a petition under the U.S. federal bankruptcy laws or any state insolvency law, nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which such person was a general partner, at or within two years before the time of filing, or any corporation or business association of which such person was an executive officer, at or within two years before such filings;

(b)	been convicted or pleaded guilty or nolo contendere in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)
been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such person’s activities in any type of business, securities, trading, commodity or banking activities;

(d)
been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any U.S. federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business, securities, trading, commodity or banking activities, or to be associated with persons engaged in any such activity;

(e)
been found by a court of competent jurisdiction in a civil action or by the SEC, or by the U.S. Commodity Futures Trading Commission to have violated a U.S. federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

(f)
been the subject of, or a party to, any U.S. federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any U.S. federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(g)
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C.78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the U.S. Commodity Exchange Act (7 U.S.C.1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

No director, proposed director or officer of the Company is a party adverse to the Company or any of its subsidiaries, or has a material interest adverse to the Company or any of its subsidiaries.
Director Attendance
Each of our current directors attended at least seventy-five percent (75%) of the applicable Board and committee meetings in 2016.
BOARD AND COMMITTEE MATTERS
BOARD OF DIRECTORS
Our Board is responsible for overseeing our affairs. Our Board may conduct its business through meetings and actions taken by written consent in lieu of meetings.
Role of our Board and Risk Oversight. Pursuant to our Articles, our business and affairs are managed under the direction of our Board. Our Board has the responsibility for establishing broad corporate policies and for our overall performance and direction, but is not involved in our day-to-day operations. Members of our Board keep informed of our business by participating in meetings of our Board and its committees, by reviewing analyses, reports and other materials provided to them and through discussions with our executive officers.
In connection with their oversight of risk to our business, our Board and the Audit Committee consider feedback from our executives, including the CEO, CFO and the General Counsel, concerning the risks related to our business, operations and strategies. The Audit Committee discusses and reviews policies with respect to our risk assessment and risk management, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken, the adequacy of our insurance coverage, our interest rate risk management, our counter-party and credit risks, our capital availability and refinancing risks.
Our Board believes that its composition protects Shareholder interests and provides sufficient independent oversight of our business. A majority of our current directors are "independent" under NYSE MKT standards, as more fully described elsewhere in this Circular. The independent directors intend to meet separately from management on at least a quarterly basis and are very active in the oversight of the Company. The independent directors oversee such critical matters as the integrity of our financial statements, the evaluation and compensation of our executive officers and the selection and evaluation of directors.
Our Board believes that its majority independent composition, and the roles that our independent directors perform provide effective corporate governance at the board of director’s level and independent oversight of our Board. The current governance structure, when combined with the functioning of the independent director component of our Board and our overall corporate governance structure, strikes an appropriate balance between strong and consistent leadership and independent oversight of our business and affairs.

Code of Conduct and Ethics
We have adopted a code of business conduct and ethics that is applicable to all of our employees, officers and directors. The code is available on our web site, www.nobilishealth.com, under the “Investor Relations” tab. We intend to disclose future amendments to, or waivers from, certain provisions of our code of ethics, if any, on the above website within four business days following the date of such amendment or waiver.
Any waiver of the Code of Conduct and Ethics for our executive officers or directors may be made only by our Board or one of its committees and will be promptly disclosed if and to the extent required by law or stock exchange regulations.
Our Board has adopted the Mandate and Responsibilities of the Board (a copy of which is attached hereto as Exhibit “B”) that address significant issues of corporate governance and set forth procedures by which our Board carries out its responsibilities (or the Mandate) and the Mandate encourage and promote the attendance by each director at all scheduled meetings of our Board and all meetings of our Shareholders. In addition, a detailed Statement of Corporate Governance Practices can be found attached hereto as Exhibit “A”.
The Code of Conduct and Ethics is available, free of charge, to Shareholders who request it. Requests should be directed to 11700 Katy Freeway, Suite 300, Houston, Texas 77079, Attn: Corporate Secretary.
DIRECTOR INDEPENDENCE
The Mandate provides that a majority of the directors serving on our Board must be independent as required by NYSE MKT listing standards. In addition, as permitted under the Mandate, our Board has included within our independence standards the NYSE MKT's independence standards and the standards set forth in National Instrument 52-110, to assist it in making determinations with respect to the independence of directors. Based upon its review of all relevant facts and circumstances, our Board has affirmatively determined that four of our five current directors— Steve Ozonian, Michael Nichols, Tom Foster and Peter Horan(1)—qualify as independent directors under the NYSE MKT listing standards and the Independence Standards. Messrs. Ozonian, Nichols and Foster, if re-elected, will also qualify as independent directors under these standards.
IDENTIFICATION OF DIRECTOR CANDIDATES
The Compensation, Nominating and Corporate Governance Committee is responsible, pursuant to the Guidelines and its charter, for identifying director candidates for our Board and for recommending director candidates to our Board for consideration as nominees to stand for election at our annual meetings of Shareholders. Director candidates are recommended for nomination for election as directors in accordance with the procedures set forth in the charter of the Compensation, Nominating and Corporate Governance Committee.
COMMITTEES OF OUR BOARD OF DIRECTORS
Our Board has the authority to appoint committees to perform certain management and administration functions. Our Board currently has an Audit Committee, a Compensation, Nominating and Corporate Governance Committee and a Compliance Committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Board. The charters for each of these committees are available on our website at www.nobilishealth.com.
Audit Committee
We have a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee consists of Steve Ozonian, Michael Nichols and Peter Horan(1), each of whom satisfies the independence requirements under NYSE MKT listing standards. The chairman of our Audit Committee is Mr. Ozonian. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with Audit Committee requirements. In arriving at this determination, our Board has examined each Audit Committee member’s scope of experience. The Board of the Company has determined that Mr. Ozonian is considered an audit committee financial expert as defined by Item 407 of Regulation S-K. The Board has also determined that Mr. Foster, if re-elected, satisfies the independent requirements under these standards and it is intended that Mr. Foster joint the Audit Committee.
_________________________________
(1) Mr. Horan is not running for re-election to the Company's Board of Directors.

The purpose of the Audit Committee is to assist our Board with oversight of (i) the quality and integrity of our financial statements and its related internal controls over financial reporting, (ii) our compliance with legal and regulatory compliance, (iii) the independent registered public accounting firm’s qualifications and independence, and (iv) the performance of our independent registered public accounting firm. The Audit Committee’s primary function is to provide advice with respect to our financial matters and to assist our Board in fulfilling its oversight responsibilities regarding finance, accounting, and legal compliance.
Compensation, Nominating and Corporate Governance Committee
Our Compensation, Nominating and Corporate Governance Committee consists of Steve Ozonian, Michael Nichols and Peter Horan(1), each of whom our Board has determined to be independent under NYSE MKT listing standards as an "outside director" as that term is defined in Section 162(m) of the Internal Revenue Code. The chairman of this committee is Mr. Nichols.
The primary purpose of our Compensation, Nominating and Corporate Governance Committee is to (i) oversee the policies of our Company relating to compensation of our executives (ii) make recommendations to our Board, as appropriate, with respect to such policies, (iii) identify, review and recommend qualified candidates for membership on our Board and the Board committees, (iv) develop and recommend to the Board the appropriate corporate governance principles and practices and (v) oversee the evaluation of the Board through the annual review of the performance of the Board and its committees. The goal of such policies is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees.
Compliance Committee
Our Compliance Committee consists of Steve Ozonian and Michael Nichols. The chairman of our Compliance Committee is Mr. Ozonian.
The primary purposes of our Compliance Committee are to (i) assist the Board in fulfilling its responsibilities relating to our regulatory compliance activities and (ii) monitor and evaluate our compliance with all federal, state and local regulatory requirements to which we are subject; provided, however, that the Compliance Committee is not responsible for obligations relating to compliance with tax and securities-related laws, rules or regulations, which remain the responsibility of the Audit Committee.
Other Committees
In addition to the committees set forth above, the Board may periodically establish other standing or special committees to assist it with the performance of its responsibilities. Each Special Committee has the maximum power delegable to a committee of our Board under British Columbia law and has the authority to engage its own financial and legal advisors.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed and discussed with our management our audited consolidated financial statements and has discussed with our independent registered public accounting firm the matters required to be discussed, as pursuant to Auditing Standard No. 16, "Communications with Audit Committees," as adopted by the Public Company Accounting Oversight Board (the PCAOB).
The Audit committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.
The Audit Committee has also considered whether the provision of non-audit services provided to us by our independent registered public accounting firm is compatible with maintaining its independence and has discussed with the auditors such auditors' independence.
Based on its review, the Audit Committee recommended to the Board that the audited financial statements for the Company's year ended December 31, 2016 be included in our Annual Report on Form 10-K for the year ended December 31, 2016 (the “Annual Report”), which was filed on March 14, 2017.
Submitted by:
Steven Ozonian (Chairman)
Michael Nichols
Peter Horan
Members of the Audit Committee

The foregoing Report of the Audit Committee shall not be deemed under the Securities Act of 1933, as amended (or the Securities Act), or the Exchange Act, to be (i) "soliciting material" or ''filed" or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.
STATEMENT OF EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Applicable regulations require the disclosure of certain financial and other information relating to a reporting issuer’s Named Executive Officers (the “NEOs”), which are defined as an issuer’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and each of the three most highly compensated executive officers or other individuals other than the CEO and the CFO. The Company’s NEOs for the year ended December 31, 2016 were: Harry Fleming, Kenneth Efird, Marissa Arreola, Kenneth Klein, Matthew Maruca and Andy Chen.
The Company’s management compensation program is designed to provide short and long-term rewards to the officers and other employees that are consistent with individual and company performance and their contribution to the Company’s objectives. The objectives of Nobilis with respect to management compensation are to provide compensation levels necessary to attract and retain high quality executives and to motivate key executives to contribute to the interests of Nobilis.
Nobilis’s management compensation program has three principal components, which consist of (i) an annual component based on salary and benefits; (ii) a short-term incentive component based on cash bonuses; and (iii) a long-term component based on the granting of equity-based compensation.
In order to determine the compensation of management, the Compensation Committee uses market competitiveness data to establish relative positioning and also considers internal relativity as well as individual characteristics such as years of experience, individual skills, and performance when determining and adjusting pay levels.
Executive Officers
Harry Fleming. Mr. Fleming, 58, has served as our Chief Executive Officer since January 2016. He has been a member of our Board since 2010. Mr. Fleming served as Executive Chairman of the Company from April 2015 to January 2016, President of the Company from July 2014 to April 2015 and also as Chief Financial Officer of the Company from March 2013 to July 2014. Mr. Fleming was previously Chief Executive Officer and Director for Acro Energy. Mr. Fleming has over 25 years of legal experience in corporate finance and securities law and has focused much of his career on emerging growth companies, mergers and acquisition, strategic business planning and alliances, and investor relations. His background includes venture capital representation, business strategy consulting, public company representation, mergers and acquisitions with high tech firms in Houston and Boston. He also has extensive experience with consolidating companies in the waste management industry. Having spent more than 20 years working at law firms in Houston and Boston, Mr. Fleming maintains the highest rating (AV) of U.S. attorneys by Martindale-Hubbell. He also acted as general counsel and chief financial officer for several companies with an emphasis on start-up and growth strategies. Mr. Fleming is admitted to practice law in the State of Texas and the Commonwealth of Massachusetts. He is also admitted to practice before the U.S. Supreme Court. Mr. Fleming received his MBA from Boston College in 1999, his Doctorate of Jurisprudence from the University of Houston in 1983 and his BA from the University of St. Thomas in 1980.
Kenneth Efird. Dr. Efird, 37, has served as our President since July 2016. Prior to that, Dr. Efird served as the Company's Executive Vice President and Chief Operating Officer since January 2016 and in various roles from November 2010 through January 2016. Dr. Efird served as the Company’s Chief Operations Officer from January 2013 to December 2015, and from November 2010 through December 2012, he served as Chief Business Development Officer and Director of Clinical Operations. In his roles at Nobilis, Dr. Efird has been responsible for managing center operations, revenue cycle management, business development, sales, and marketing divisions. Dr. Efird received his doctorate degree from Texas Chiropractic College in 2003.
Marissa Arreola. Ms. Arreola, 44, joined the Company in February 2016 and serves a Chief Strategy Officer of Nobilis and President of Concertis.  Prior to joining the Company, she was a partner at the law firms Baker Donelson and Strasburger & Price LLC and Director of Legal Services for Houston Methodist Hospital System.  Ms. Arreola’s practice focused on healthcare regulatory and transactional matters.  Ms. Arreola also speaks frequently on health law matters and has held leadership positions with the American Health Lawyers Association.  Ms. Arreola holds a Doctorate of Jurisprudence from the University of Houston Law Center and graduated Order of the Barristers.  She also has a BA, cum laude, from Rice University.

Kenneth Klein. Mr. Klein , 51, has served as our Chief Financial Officer-Hospital Division since January, 2017. He served as our Chief Financial Officer from July 2015 until January 2017 and as the Company’s Chief Accounting Officer from April 2015 until July 2015. Prior to joining Nobilis, Mr. Klein served for over five years as Senior Vice President, Chief Financial Officer and Treasurer of the Menninger Clinic, one of the nation’s leading inpatient psychiatric hospitals. Mr. Klein has over 26 years of experience in financial accounting & reporting, analysis, management, auditing, treasury and human resources, focusing primarily in the health care, construction and financial services industries. Mr. Klein began his career in 1988 with KPMG Peat Marwick in the audit practice. After KPMG, Mr. Klein has held various financial leadership positions with Texas Children’s Hospital, Memorial Hermann Healthcare System, Thermo Fisher Scientific, Castle Dental Centers, in addition to previously serving as the Company’s Chief Financial Officer from 2007 to 2010. Mr. Klein graduated with a B.S. in accounting from Sacred Heart University in Fairfield, Connecticut, where he was a member of Phi Beta Kappa and graduated with an M.B.A. and Post Baccalaureate in Accounting from TWU in Houston Texas. A licensed CPA, Mr. Klein is also an adjunct professor of accounting for University of Houston - Downtown and for Lone Star College.
Matthew K. Maruca. Mr. Maruca, 36, has served as our General Counsel since October 2014. Prior to joining the Company, Mr. Maruca was an attorney at the law firm Baker Donelson focusing on general corporate and healthcare law matters from October 2014 to February 2015, during which time he also acted as outside General Counsel to our company. Mr. Maruca joined Baker Donelson in October 2014 with other members of the healthcare group at the law firm Strasburger & Price LLC, where he had worked since January 2014. Mr. Maruca also served as Corporate Counsel of the Company from April 2011 to January 2014. Mr. Maruca holds a Doctorate of Jurisprudence from Tulane University Law School, where he graduated cum laude, and a B.A. from Boston College, where he was a member of Phi Beta Kappa and graduated summa cum laude.
Andy Chen. Mr. Chen, 40, served as our Former Executive Vice President-Finance from July 2015 through November 2016, He served as our Chief Financial Officer from July 2014 through June 2015, and as the Company's Vice President-Finance from November 2013 until August 2014. Prior to joining Nobilis, Mr. Chen was the Chief Financial Officer of Acro Energy from November 2011 through February 2013 and of K&S Consulting from June 2010 through November 2011. Mr. Chen graduated from Trinity University with a B.S. in Finance in 1999 and an MHA, Healthcare Administration in 2001.
Peer Group Determination
Annual salaries are based upon the factors outlined above, including a comparison with compensation of senior officers of companies of similar size and scope to Nobilis, and the performance of Nobilis. Benefits commensurate with those paid to senior officers of companies of similar size and scope to Nobilis are payable to Nobilis’s senior management.

Performance Chart
The following graph illustrates, over the period December 31, 2011 to December 31, 2016, the total cumulative Shareholder return of an investment in Common Shares compared to the cumulative return of an investment in the S&P 500 and NYSE Healhcare Index assuming that USD $100 was invested on December 31, 2011.

Nobilis Health Corp. Stock Performance Graph
Stock Price (US $)
12/31/2011 - 12/31/2016
$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
2011
2012
2013
2014
2015
2016
Nobilis Health Corp.
NYSE Healthcare Index
S&P 500

Short-term Annual Incentive Design
The short-term incentive component of Nobilis’s compensation strategy is designed to reinforce and drive achievement of Nobilis’s short-term goals. Any payments made are cash-based.
Under the Nobilis short-term incentive plan, each executive is assigned targets that reflect the key annual performance goals of Nobilis and key personal goals of each executive. In 2016, each executive was assigned targets that reflect the key annual performance goals of Nobilis and key personal goals of each executive. Each bonus to a participating executive had two components: (1) a portion based on company performance tied to Nobilis meeting or exceeded its target Adjusted EBITDA (the “Company Performance Bonus”), and (2) a portion based on individual participant performance as evaluated and determined by the Company’s Chief Executive Officer and the Compensation, Nominating and Corporate Governance Committee (the “Discretionary Bonus”). The Company’s Chief Executive Officer and the Compensation, Nominating and Corporate Governance Committee determined for each participant the maximum bonus eligibility for the Company Performance Bonus and the Discretionary Bonus.

Use of Non-GAAP Financial Measures
Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, non-cash compensation expenses, change in fair value of warrant and stock option derivative liabilities, acquisition expenses, bargain purchase gain and non-recurring expenses. Adjusted EBITDA should not be considered a measure of financial performance required by accounting principles generally accepted in the United States of America (“U.S. GAAP”). Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with U.S. GAAP and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Executive Officers	Company Performance Bonus Objectives and Maximum Eligibility	Discretionary Bonus Maximum Eligibility
HARRY FLEMING, Chief Executive Officer	•Meeting Adjusted EBITDA •90% of 2016 Base Salary	•180% of 2016 Base Salary
KENNETH EFIRD, Chief Operating Officer	•Meeting Adjusted EBITDA •50% of 2016 Base Salary	•100% of 2016 Base Salary
MARISSA ARREOLA, Chief Strategy Officer	•Meeting Adjusted EBITDA •40% of 2016 Base Salary	•80% of 2016 Base Salary
KENNETH KLEIN, Chief Financial Officer	•Meeting Adjusted EBITDA •40% of 2016 Base Salary	•80% of 2016 Base Salary
MATTHEW MARUCA, General Counsel and Corporate Secretary	•Meeting Adjusted EBITDA •40% of 2016 Base Salary	•80% of 2016 Base Salary
ANDY CHEN, Former Executive Vice President-Finance and Former Chief Financial Officer	•Meeting Adjusted EBITDA •40% of 2016 Base Salary	•80% of 2016 Base Salary
Long-term Incentive Design
The long-term component of Nobilis’s compensation package for its executive officers is based on the granting of RSUs and Stock Options pursuant to the current RSU Plan and Stock Option Plan. The decision to grant RSUs and Stock Options is made by the Board at its discretion, upon the recommendation of the Compensation, Nominating and Corporate Governance Committee. Unlike Nobilis’s short-term incentive plan, the granting of RSUs and Stock Options is based on market competitive awards and extensive general discussion between the board and management with regard to the general performance and goals of such executive and the Company, and is not based on any formal objectives or criteria. Until Nobilis’s financial performance becomes more stable and predictable, these awards are retention-based. For a description of RSUs and Stock Options, see “Securities Authorized for Issuance Under Equity Compensation Plans”.
SUMMARY COMPENSATION TABLE
The following table sets forth all compensation paid, payable, awarded, granted, given or otherwise provided, directly or indirectly, for the fiscal years ended December 31, 2016, 2015, and 2014 to the Company's current NEOs and to any individual who at any time during the relevant fiscal year was a NEO.

					Non-equity Incentive Plan Compensation ($)
Name and Principal Position	Fiscal Year	Salary ($)	Share- based Awards(1) ($)	Option- based Awards(2) ($)	Annual / Short- term Incentive Plan ($)	Long- term Incentive Plans ($)	All Other ($)	Total ($)
HARRY FLEMING, CHIEF EXECUTIVE OFFICER(4)	2016	498,190	—	759,830	—	—	10,600 (3)	1,268,620
	2015	460,103	—	—	180,000	—	7,246 (3)	647,349
	2014	330,651	3,162,378	—	112,000	—	13361 (3)	3,618,390
KENNETH EFIRD, CHIEF OPERATING OFFICER (5)	2016	348,994	—	506,553	—	—	10,600 (3)	866,147
	2015	287,581	—	623,238	104,000	—	174,875 (3)(7)(9)	1,189,694
	2014	287,581	—	—	—	—	47,211 (3)(9)	334,793
MARRISA ARREOLA CHIEF STRATEGY OFFICER	2016	319,060	—	506,553	—	—	8,475 (3)	834,088
KENNETH KLEIN, CHIEF FINANCIAL OFFICER	2016	320,721	—	269,815	—	—	10,600 (3)	601,136
	2015	174,784	—	1,568,332	106,800	—	56,983 (3)(6)	1,906,899
MATTHEW MARUCA, GENERAL COUNSEL	2016	300,000	—	179,877	—	—	10,600 (3)	490,477
	2015	216,890	—	470,147	180,000	—	2,954 (3)	869,991
	2014	8,088	—	—	—	—	323 (3)	8,411
ANDY CHEN, FORMER EXECUTIVE VICE PRESIDENT-FINANCE AND FORMER CHIEF FINANCIAL OFFICER (10)	2016	231,040	—	361,356	—	—	10,600 (3)	602,996
	2015	225,919	—	—	—	—	10,387 (3)	236,306
	2014	160,174	—	171,654	73,500	—	7,890 (3)	413,218
Notes

(1)	Consists of RSUs that, upon vesting, may be paid by Nobilis in cash or through the issuance of common shares from treasury. These figures reflect the grant date fair value.

(2)
For details on the methodology used to calculate the fair value of the Company’s 2014 stock option awards, see Note 19 of the December 31, 2014 Consolidated Financial Statements of Nobilis. For details on the methodology used to calculate the fair value of the Company’s 2015 stock option awards, see Note 19 of the December 31, 2015 Consolidated Financial Statements of Nobilis. For details on the methodology used to calculate the fair value of the Company’s 2016 stock option awards, see Note 17 of the December 31, 2016 Consolidated Financial Statements of the Company.

(3)	Represents contributions made to the employee’s 401k Plan

(4)	Mr. Fleming joined Nobilis as its Chief Financial Officer in 2013 and subsequently named President in 2014 and Chief Executive Officer in 2016.

(5)	Dr. Efird joined Nobilis as its Chief Operating Officer in 2013, resigned in 2014, rejoins Nobilis in 2015 and named President and Chief Operating Officer in 2016.

(6)	Mr. Klein received a $50,000 signing bonus upon joining the Company in May 2015.

(7)	Dr. Efird received a $171,875 discretionary bonus when he rejoined the Company in 2015.

(8)	Dr. Efird received a $43,750 discretionary bonus in 2014.

(9)	Represents estimated 2015 Short-term Incentive Plan payment.

(10)	As of November 11, 2016, Mr. Chen was no longer an employee of the Company.

TERMINATION AND CHANGE OF CONTROL BENEFITS
Harry Fleming, Chief Executive Officer. Mr. Fleming’s executive employment agreement, effective as of April 30, 2015 (the “Fleming Executive Employment Agreement”), has a term of 3 years and will automatically renew for additional 1 year terms unless the agreement is terminated by either party at least 30 days prior to the end of the initial 3-year term or any subsequent 1-year term. Mr. Fleming is entitled to an annual base salary of $450,000 per year, to be increased to $475,000 in year two of the initial term and $500,000 in year three of the initial term.
Termination Provisions. Mr. Fleming may terminate the Fleming Executive Employment Agreement with good reason upon the occurrence of any of the following: i) a diminution in title or duties, ii) a failure by our company to substantially perform any material term in his employment agreement, iii) relocation of our company’s principal place of business more than 50 miles from its current location, iv) a reduction in salary or benefits other than as the result of adverse financial conditions of our company, or v) a change in control of our company.
The Company may terminate the Fleming Executive Employment Agreement for cause upon the occurrence of any of the following: i) a failure to perform substantially all of his duties, ii) his dishonesty or gross negligence, iii) his conviction or nolo contendere plea to a felony, iv) any willful act or omission by him that is materially injurious to the financial condition or business reputation of our company, v) his failure to comply with a written directive of the Board or Chief Executive Officer, or vi) a breach of the non-competition or intellectual property confidentiality provisions contained in the Fleming Executive Employment Agreement.
Incentive Compensation. In addition to his base salary, Mr. Fleming may receive certain cash compensation and other incentive compensation. Mr. Fleming participates in our company’s Short -Term Incentive Program, which entitles him to receive as a bonus, up to 90% of his yearly base salary if our company achieves certain financial metrics established each year by our company’s Compensation Committee. Mr. Fleming has received 2,650,000 RSUs, which vested upon his resignation as President of the Company, and which can be taken down by Mr. Fleming on a demand basis at Mr. Fleming’s election. In order to adequately preserve the Company’s ability to fund the Company’s Stock Option Plan, Mr. Fleming is not eligible to participate in the Company’s Stock Option Plan. Instead, Mr. Fleming is entitled to receive an M&A Fee, equal to (a) 2% of the total consideration paid by the person or group acquiring the Company in a transaction constituting a Change of Control (as defined in the Fleming Executive Employment Agreement) or (b) 2% of the total Issuer valuation at the time of closing of a merger transaction as described in the Change of Control provisions of the Fleming Executive Employment Agreement.
Mr. Fleming is entitled to participate in our 401k plan. Mr. Fleming is not entitled to any other material compensation, including without limitation, equity, bonus, or retirement benefits.
January 2016 Fleming Executive Employment Agreement Amendment – Chief Executive Officer
Effective as of January 6, 2016, Mr. Fleming and the Company entered into the First Amendment (the “Amendment”) to the Fleming Executive Employment Agreement, or Original Agreement, in connection with Mr. Fleming’s change in role from Executive Director to Chief Executive Officer of the Company.
Base Salary and Term. The Amendment set Mr. Fleming’s position and duties as CEO for an initial term of three years with automatic one-year renewal terms unless terminated by either Mr. Fleming or the Company at least 30 days prior to the end of the initial three-year term or any subsequent one-year renewal term. Under the Amendment, Mr. Fleming’s base salary increased from $450,000 to $500,000 in the first year of the initial three-year term and will increase annually in an amount to be determined by the Board in its discretion.
Incentive Compensation. In addition to his base salary, Mr. Fleming may receive certain cash and equity incentive compensation. Mr. Fleming participates in the Company’s Short-Term Incentive Program (“STIP”). Per the Amendment, Mr. Fleming is entitled to receive as a bonus up to 90% of his yearly base salary, increased from 40% of his yearly base salary under the Original Agreement, if the Company achieves certain financial metrics established each year by the Committee. In the event the Company achieves its financial objectives, Mr. Fleming is eligible to receive up to 180% of the target annual bonus under the STIP, which percentage was decreased from 200% under the Original Agreement. The Amendment further allows Mr. Fleming to participate in the Company’s Stock Option Plan, which amends the Original Agreement. The Amendment provides that the Company will issue to Mr. Fleming 300,000 stock options, with additional stock options to be issued annually in an amount to be determined by the Board at its discretion, at the lowest strike price permissible pursuant to both the Company’s Stock Option Plan and the rules of the NYSE MKT.
Non-Competition and Non-Solicitation. Mr. Fleming is subject to a Non-Competition and Non-Solicitation provision under the Amendment, which provides that Mr. Fleming will be subject to certain restrictive covenants including (a) non-solicitation of the Company's officers, employees, agents, customers, clients, vendors or distributors during the term of employment and for a period of twelve months thereafter, and (b) non-competition during the term of employment and for a period thereafter corresponding with the amount of severance payable under the Original Agreement. Notwithstanding these restrictive covenants, Mr. Fleming may (y) acquire or hold not more than 5% of any class of publicly traded securities, and (z) following termination of his employment with the Company, Mr. Fleming may serve a competing hospital in any capacity not related to such hospital’s ambulatory surgery centers; provided, that such hospital does not derive than 5% of its revenues from the operation or management of an ambulatory surgery center or outpatient clinic. Further, these restrictive covenants will not be binding on Mr. Fleming if his employment is terminated by the Company “without cause,” by Mr. Fleming for “good reason,” or there is a change in control of the Company.
All other terms and conditions of the Original Agreement remain in full force and effect without modification or waiver.
Marissa Arreola, Chief Strategy Officer. Base Compensation and Term. Ms. Arreola's employment agreement with the Company, effective as of February 25, 2016 (the "Arreola Employment Agreement"), has a term of 3 years and will automatically renew for additional one year terms unless the agreement is terminated by either party at least 60 days prior to the end of the initial 3-year term or any subsequent 1-year term. Ms. Arreola is entitled to an annual base salary of $372,000.
Termination Provisions. Ms. Arreola may terminate the Arreola Employment Agreement with good reason upon the occurrence of any of the following: (i) a material reduction in salary other than as the result of a broad-based reduction of salary similarly affecting other of our company executives having comparable rank, authority and seniority, (ii) a diminution in title or duties, or (iii) relocation of our company’s principal place of business more than 50 miles from its current location.
The Company may terminate the Arreola Employment Agreement for cause upon the occurrence of any of the following: (i) a failure to perform substantially all of her duties, (ii) her dishonesty, (iii) her conviction or nolo contendere plea to a felony, (iv) any gross negligence or willful act or omission by her that is materially injurious to the financial condition or business reputation of our company, (v) violation of our company policies or practices, or (vi) a material breach of the Arreola Agreement. In the event that Ms. Arreola terminates her employment agreement for “good reason” or our company terminates her employment agreement without “cause”, Ms. Arreola is entitled to receive one year’s base salary as a separation benefit.
Incentive Compensation. In addition to her base salary, Ms. Arreola may receive certain cash and equity incentive compensation. Ms. Arreola participates in our company’s Short-Term Incentive Program, which entitles her to receive as a bonus, up to 40% of her yearly base salary, if our company achieves certain financial metrics established each year by our company’s Compensation, Nominating and Corporate Governance Committee. As of December 31, 2016, Ms. Arreola held 66,668 vested Options. Ms. Arreola is entitled to participate in our 401k plan. Ms. Arreola is not entitled to any other material compensation, including without limitation, equity, bonus, or retirement benefits.
Matthew Maruca, General Counsel. Base Compensation and Term. Mr. Maruca’s employment agreement with the Company, effective as of February 1, 2015 (the “Maruca Employment Agreement”), has a term of 3 years and will automatically renew for additional 1 year terms unless the agreement is terminated by either party at least 30 days prior to the end of the initial 3-year term or any subsequent 1-year term. Mr. Maruca is entitled to an annual base salary of $300,000 pursuant to an amendment that went into effect in October 2015.
Termination Provisions. Mr. Maruca may terminate the Maruca Employment Agreement with good reason upon the occurrence of any of the following: (i) a diminution in title or duties, (ii) a failure by our company to substantially perform any material term in his employment agreement, (iii) relocation of our company’s principal place of business more than 50 miles from its current location, (iv) a reduction in salary or benefits other than as the result of adverse financial conditions of our company, or (v) a change in control of our company.
The Company may terminate the Maruca Employment Agreement for cause upon the occurrence of any of the following: (i) a failure to perform substantially all of his duties, (ii) his dishonesty, (iii) his conviction or nolo contendere plea to a felony, (iv) any gross negligence or willful act or omission by him that is materially injurious to the financial condition or business reputation of our company, (v) his failure to comply with a written directive of the Board or Chief Executive Officer, or vi) a breach of the non-competition or intellectual property confidentiality provisions contained in the Maruca Employment Agreement.In the event that Mr. Maruca terminates his employment agreement for “good reason” or our company terminates his employment agreement without “cause”, Mr. Maruca is entitled to receive one year’s base salary as a separation benefit.
Incentive Compensation. In addition to his base salary, Mr. Maruca may receive certain cash and equity incentive compensation. Mr. Maruca participates in our company’s Short-Term Incentive Program, which entitles him to receive as a bonus, up to 60% of his yearly base salary, if our company achieves certain financial metrics established each year by our company’s Compensation, Nominating and Corporate Governance Committee. As of December 31, 2016, Mr. Maruca held 208,336 vested Options.
Mr. Maruca is entitled to participate in our 401k plan. Mr. Maruca is not entitled to any other material compensation, including without limitation, equity, bonus, or retirement benefits.
Mr. Maruca is currently employed on a contract basis as an sdvisor and is pursuing further education.

Andy Chen, Former Executive Vice President-Finance and Former Chief Financial Officer. Base compensation and Term. Mr. Chen’s employment agreement, effective as of November 26, 2014, had a term of 3 years and would have automatically renewed for additional 1 year terms if the agreement was not terminated by either party at least 30 days prior to the end of the initial 3-year term or any subsequent 1-year term. Mr. Chen’s salary was $170,000 in 2014 and increased, per his employment agreement, to $200,000 on January 1, 2015.
Termination Provisions. Mr. Chen could have terminated his employment agreement with good reason upon the occurrence of any of the following: (i) a diminution in title or duties, (ii) a failure by the Company to substantially perform any material term in his employment agreement, (iii) relocation of the Company’s principal place of business more than 50 miles from its current location, (iv) a reduction in salary or benefits other than as the result of adverse financial conditions of the Company, or (v) a change in control of the Company.
The Company could have terminated Mr. Chen’s employment agreement for cause upon the occurrence of any of the following: (i) a failure to perform substantially all of his duties, (ii) his dishonesty or gross negligence, (iii) his conviction or nolo contendere plea to a felony, (iv) any willful act or omission by him that is materially injurious to the financial condition or business reputation of the Company, (v) his failure to comply with a written directive of the Board or Chief Executive Officer, or (vi) a breach of the non-competition or intellectual property confidentiality provisions contained in the employment agreement.
In the event that Mr. Chen terminated his employment agreement for “good reason” or the Company terminated his employment agreement without “cause”, Mr. Chen is entitled to receive one year’s base salary as a separation benefit. On July 9, 2015, Mr. Chen’s employment agreement was terminated as a result of his change in role from Chief Financial Officer to Executive Vice President – Finance.
Incentive Compensation. In addition to his base salary, Mr. Chen could have received certain cash and equity incentive compensation. Mr. Chen participated in the Company’s Short-Term Incentive Program, which entitled him to receive as a bonus, up to 40% of his yearly base salary if the Company achieves certain financial metrics established each year by the Company’s Compensation Committee. Mr. Chen received 200,000 Company Stock Options. The Board accelerated the vesting of the 200,000 Stock Options issued to Mr. Chen from vesting in one-third increments on May 9, 2015, May 9, 2016 and May 9, 2017, respectively, to all such Stock Options vesting on February 3, 2015.
Mr. Chen was entitled to participate in the Company’s 401k plan. Mr. Chen was not entitled to any other material compensation, including without limitations, equity, bonus, or retirement benefits. Effective July 9, 2015, Mr. Chen assumed the role of Executive Vice President of Finance at the Company.

INCENTIVE PLAN AWARDS
The following tables provide for each NEO, a summary of all awards that were granted during or before the fiscal year ended December 31, 2016 and which remain outstanding as of December 31, 2016
Outstanding Share-Based Awards and Option-Based Awards

	Option-based Awards				Share-based Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($USD)	Option Expiry Date	Value of Unexercised in-the- money Options ($)	Number of Shares that have not Vested	Market or Payout Value of Share- based Awards that have not Vested ($)	Market or Payout Value of vested Share-based Awards not paid out or distributed ($)
HARRY FLEMING, CHIEF EXECUTIVE OFFICER	450,000	300,000- $1.99 150,000- $1.92	29 Jan 2026 21 Dec 2026	—	N/A	N/A	N/A
KENNETH EFIRD, CHIEF OPERATING OFFICER	500,000	200,000- $1.99 100,000- $1.92 200,000 $3.37	29 Jan 2026 21 Dec 2026 09 Feb 2025	—	N/A	N/A	N/A
MARRISA ARREOLA CHIEF STRATEGY OFFICER	300000	200,000- $1.99 100,000- $1.92	29 Jan 2026 21 Dec 2026	—	N/A	N/A	N/A
KENNETH KLEIN, CHIEF FINANCIAL OFFICER	450,000	150,000 $1.99 150,000- $6.31 150,000- $4.59	29 Jan 2026 06 Jul 2025 22 Sep 2025	—	N/A	N/A	N/A
MATTHEW MARUCA, GENERAL COUNSEL	275,000	100,000- $1.99 175,000- $3.18	29 Jan 2026 01 Feb 2025	—	N/A	N/A	N/A
ANDY CHEN, FORMER EXECUTIVE VICE PRESIDENT-FINANCE AND FORMER CHIEF FINANCIAL OFFICER	170,000	20,000- $1.89 150,000- $2.82	4 Dec 2023 04 Aug 2026	—	N/A	N/A	N/A

Incentive Plan Awards – Value Vested or Earned

Name and Principal Position	Fiscal Year	Option-based Awards – Value Vested during the Year ($USD)	Share-based Awards – Value Vested during the Year ($USD)	Non-equity Incentive Plan Compensation – Value Earned during the Year ($USD)
HARRY FLEMING, CHIEF EXECUTIVE OFFICER	2016	179,591	—	—
KENNETH EFIRD, CHIEF OPERATING OFFICER	2016	119,727	—	—
MARRISA ARREOLA CHIEF STRATEGY OFFICER	2016	119,727	—	—
KENNETH KLEIN, CHIEF FINANCIAL OFFICER	2016	612,820	—	—
MATTHEW MARUCA, GENERAL COUNSEL	2016	59,863	—	—
ANDY CHEN, FORMER EXECUTIVE VICE PRESIDENT-FINANCE AND FORMER CHIEF FINANCIAL OFFICER	2016	117,271	—	—
PENSION PLAN BENEFITS
Nobilis does not maintain any defined benefit or defined contribution pension plans.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act, requires our officers, directors, and persons who beneficially own more than 10% of our common shares (“10% Shareholders”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Such officers, directors and 10% Shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.
Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, the Company believes that during fiscal year ended December 31, 2016, the filing requirements applicable to its officers, directors and greater than 10% percent beneficial owners were complied with.

COMPENSATION OF DIRECTORS
DIRECTOR COMPENSATION TABLE
The following table sets forth information concerning the annual and long-term compensation in respect of the directors of the Company during the fiscal year ended December 31, 2016.

Name	Fees earned ($) (1)	Share-based awards ($)	Option-based awards ($) (2)	Non-equity incentive plan ($)	Pension value ($)	All other ($)	Total ($)
STEVE OZONIAN(3)	197,500	—	481,111	—	—	—	678,611
DONALD KRAMER (4)	—	—	48,000	—	—	66,662	114,662
PETER HORAN (5)	70,000	—	48,000	—	—	—	118,000
MICHAEL NICHOLS (6)	80,000	—	48,000	—	—		128,000
THOMAS FOSTER (7)	62,500	—	48,000	—	—	—	110,500
JENNIFER HAUSER (8)	105,000	—	73,090	—	—	—	178,090
RICHARD GANLEY (9)	105,000		73,090	—	—	—	178,090
Notes:

(1)
Amount represents Board service fees, chairmanship fees for the Audit and Compliance Committees, chairmanship fees for the Compensation and Strategic Acquisitions Committees, chairmanship fees for the Nominating and Corporate Governance Committee and service on Special Committees established by the Board.

(2)
The amounts shown represent the grant date fair value of restricted share and option awards calculated in accordance with FASB ASC Topic 718. For detailed information on the assumptions used for purposes of valuing share and option awards, see note 18 of the audited consolidated financial statements included in our Annual Report for the assumptions used in calculating these amounts.

Name	Common Shares Subject to Outstanding Options
STEVE OZONIAN	154,025
DONALD KRAMER	25,000
PETER HORAN	25,000
MICHAEL NICHOLS	25,000
THOMAS FOSTER	25,000

(3)	Amounts represents 2016 option-based awards, Board service fees, chairmanship fees for the Audit and Compliance Committees and service on Special Committees established by the Board.

(4)	Amounts represent payments to Dr. Kramer for Option-based awards, wages and health care benefits in 2016.

(5)	Amounts represent 2016 option-based awards, Board service fees and service on Special Committees established by the Board.

(6)
Michael Nichols was elected to our Board of Directors in June of 2016. Amounts represent 2016 option-based awards, chairmanship fees for the Nominating and Corporate Governance Committee and service on Special Committees established by the Board.

(7)	Tom Foster was elected to our Board of Directors in June of 2016. Amounts represents 2016 option-based awards and Board service fees.

(8)	Amounts represent 2016 option-based awards, Board service fees and service on Special Committees established by the Board. All 2016 option-based awards were forfeited.

(9)	Amounts represent 2016 option-based awards, Board service fees and service on Special Committees established by the Board. All 2016 option-based awards were forfeited.

OUTSTANDING SHARE-BASED AWARDS AND OPTION BASED AWARDS
The following table sets forth information concerning all option-based and share-based awards for each Director, that were granted before, and remain outstanding as of the most recently completed fiscal year ended December 31, 2016.

Name	Option-based Awards				Share-based Awards
	Number of securities underlying unexercised options (#)	Option exercise price ($USD)	Option expiration date	Value of unexercised in- the-money options ($)	Number of Shares or units of Shares that have not vested (#)	Market or payout value of share- based awards that have not vested ($)	Market or Payout Value of vested Share-based Awards not paid out or distributed ($)
STEVE OZONIAN	154,025	45,000- $1.99 9,025- $2.78 75,000- $2.82 25,000- $1.92	29 Jan 2026 01 Jun 2026 04 Aug 2026 21 Dec 2026	—	N/A	N/A	N/A
DONALD KRAMER	25,000	25,000- $1.92	21 Dec 2026	—	N/A	N/A	N/A
PETER HORAN	25,000	25,000- $1.92	21 Dec 2026	—	N/A	N/A	N/A
MICHAEL NICHOLS	25,000	25,000- $1.92	21 Dec 2026	—	N/A	N/A	N/A
THOMAS FOSTER	25,000	25,000- $1.92	21 Dec 2026	—	N/A	N/A	N/A

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides a summary of securities authorized for issuance under equity compensation plans of the Company as of the end of the fiscal year ended December 31, 2016.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights (CAD$)	Number of securities remaining available for future issuance under equity compensation plans(1) (2)
Equity compensation plans approved by security holders (aggregated)	7,544,025	$2.61	8,016,978

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights (CAD$)	Number of securities remaining available for future issuance under equity compensation plans(1) (2)
Equity compensation plans not approved by security holders (aggregated)	392,383 (3)	$9.00	—
______________

Notes:
(1) Includes securities issued under our First Amended Stock Option Plan (the “Stock Option Plan”) up to December 31, 2016.
(2) Excludes securities reflected in column entitled “Number of securities to be issued upon exercise of outstanding options, warrants and rights”.
(3) Issued in the 2015 private placement.
The First Amended Stock Option Plan (the “Stock Option Plan”)
The Stock Option Plan provides that options to purchase common shares may be granted to employees, directors, and service providers of the Company and its subsidiaries on terms determined within the limitations set out in the Option Plan. The maximum number of Common Shares to be reserved for issuance at any one time under the Stock Option Plan and any other equity based incentive plan of the Company twenty percent (20%) of the issued and outstanding Common Shares of the Company from time to time. The Option Plan is considered to be an "evergreen" plan, since the Common Shares covered by options which have been exercised will become available for subsequent grants under the Stock Option Plan and the number of options available to grant increases as the number of issued and outstanding Common Shares of the Company increases.
As of March 31, 2017, 7,199,025 stock options are currently outstanding pursuant to the Stock Option Plan.
The Stock Option Plan contains several limits on the participation of insiders of the Company, including a limit whereby options issued to any one participant who is an “insider” and the associates of such participant within a one year period shall not exceed 5% of the number of common shares then outstanding. Additionally, the aggregate number of common shares issued to insiders of the Company within any one year period under the Stock Option Plan, together with any other security based compensation arrangement, cannot exceed 10% of the outstanding common shares. In addition, the aggregate number of common shares issuable to insiders of the Company at any time under the Stock Option Plan, together with any other security based compensation arrangement, cannot exceed 10% of the outstanding common shares. Finally, the Stock Option Plan also imposes a limit of 1% of the number of common shares then outstanding on grants of options to non-executive directors.The exercise price for an option granted under the Stock Option Plan may not be less than the market price of the common shares immediately preceding the date of grant. The market price is the volume weighted average trading price for the five trading days immediately preceding the grant date. Options granted may be subject to vesting requirements. Options will be granted for a period which may not exceed ten years from the date of grant but will expire within 90 days of a participant ceasing to be a director, officer, employee, insider or service provider of the Company, unless that participant ceases to be a director, officer, employee, insider or service provider of the Company for cause, in which case no option held by such participant shall be exercisable. If an Option expires during a black-out period or within nine business days thereof, its term will be extended to the date which is ten business days following the end of such period.
INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS
None of the directors, executive officers or senior officers of the Company or their respective associates were indebted at any time during fiscal 2016 to the Company or its subsidiaries in connection with the purchase of the Company’s securities, excluding routine indebtedness or indebtedness that has been entirely repaid except for an executive officer who on June 25, 2013, entered into a promissory note with the Company for a principal amount of $150,000. In February 2016, the executive officer paid off the promissory note in full. There was no indebtedness as of the date of this Circular, to the Company and its subsidiaries, excluding routine indebtedness, owing by present and former officers, directors and employees of the Company and its subsidiaries.
INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS
To the knowledge of Nobilis, after due inquiry, no informed person (as defined in National Instrument 51-102 – Continuous Disclosure Obligations) of Nobilis, no proposed director of Nobilis and no known associate or affiliate of any such informed person or proposed director, has or has had any material interest, direct or indirect, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction which that has materially affected or would materially affect Nobilis or any of its subsidiaries, except as described below.
Kolin Ozonian, Former Vice President of Corporate Development for the Company, is the son of the Company’s Board Chairman Steve Ozonian. Mr. Kolin Ozonian joined the Company in July 2015. As Vice President of Corporate Development, Mr. Ozonian received an annual salary of $225,000 and bonus of 40% under the Company’s STIP plan, and other benefits (including Company contributions to Mr. Ozonian’s 401(k) Plan account and health insurance premiums). Mr. Ozonian also received a grant of stock options to purchase 150,000 common shares upon his joining the Company and an additional grant of stock options to purchase 50,000 options. The compensation paid to Mr. Ozonian was approved in accordance with the Company’s standard compensation practices for similarly situated employees.

Nick Lloyd, Vice President of Business Development, is the brother of the Company’s former Chief Executive Officer, Chris Lloyd. As Vice President of Business Development, Nick Lloyd receives annual salary of $240,000 and bonus of up to 40% of his base salary under the Company’s STIP plan, and receives other benefits (including Company contributions to Mr. Lloyd’s 401(k) Plan account and health insurance premiums). The compensation paid to Mr. Lloyd was approved in accordance with the Company’s standard compensation practices for similarly situated employees.
Review, Approval or Ratification of Transactions with Related Persons
We rely on our Board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our Board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our Board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our Board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our Board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.
STATEMENT OF CORPORATE GOVERNANCE PRACTICES
Nobilis has adopted certain practices and procedures to ensure that effective corporate governance practices are followed and to ensure that the Board functions independently of management. Exhibit “A” sets forth the Company’s statement of corporate governance practices. Exhibit “B” sets out the mandate of the Board.
DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE
Nobilis provides insurance for the directors and officers of the Company and its subsidiaries against liability incurred by them in their capacity as directors or officers of the Company and its subsidiaries. Until October 2015, the insurance policies provided coverage to a total limit of $35,000,000 (including $5,000,000 in “difference of conditions” coverage) for the protection of the personal liability of the directors and officers and includes insurance to reimburse Nobilis for its indemnity of its directors and officers up to a limit of $35,000,000 (including $5,000,000 in “difference of conditions” coverage) per loss and in the annual aggregate. Each loss or claim for which Nobilis seeks reimbursement was subject to a $75,000 deductible. A $75,000 deductible applies to securities claims and oppressive conduct claims. The total annual premium for the directors and officers liability policy was $115,125, which is paid in full by Nobilis.
Currently, the insurance policies provide coverage to a total limit of $75,000,000 (including $10,000,000 in “difference of conditions” coverage) for the protection of the personal liability of the directors and officers and includes insurance to reimburse Nobilis for its indemnity of directors and officers up to a limit of $75,000,000 (including $10,000,000 in “difference of conditions” coverage) per loss and in the annual aggregate. Claims for which Nobilis seeks reimbursement are subject to a deductible of $25,000, $250,000, or $1,000,000, depending on the nature of the claim. For example, a $1,000,000 deductible applies to securities claims, and a $250,000 deductible applies to oppressive conduct claims. The total annual premium for the directors and officers liability policy was $145,000, which is paid in full by Nobilis.
In connection with the closing of the private placement that occurred on September 30, 2010, Nobilis purchased, for the benefit of the former directors and officers of Nobilis, as an extension to the then existing directors’ and officers’ insurance policies, non-cancellable run-off insurance providing continuous, uninterrupted coverage for the period of the closing of the private placement until six years after the closing.
DIRECTORS’ AND OFFICERS’ INDEMNITY ARRANGEMENTS
Each of Nobilis’s directors and officers is party to an indemnity agreement with Nobilis and its subsidiaries.
SUBMISSION OF SHAREHOLDER PROPOSALS
Any Shareholder intending to present a proposal at our 2018 annual meeting of Shareholders and have the proposal included in the Proxy Statement and Management Information Circular and proxy card for such meeting (pursuant to Rule 14a-8 of the Exchange Act) must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than January 24, 2018 and must otherwise be in compliance with the requirements of the SEC's proxy rules.
Pursuant to our Advance Notice Policy, Shareholder director nominations must be made not less than 30 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the tenth day following the (i) date of the public announcement of the Advance Notice Policy, with respect to the Meeting; or (ii) the Notice Date in respect of any subsequent annual meeting of Shareholders.
OTHER MATTERS
Management is not aware of any amendments or variations to matters identified in the Notice or of any other matters that are to be presented for action to the Meeting other than those described in the Notice.
Information stated in this Circular is dated as of May 1, 2017except where otherwise indicated.
ADDITIONAL INFORMATION
Additional information relating to the Company is available on SEDAR at www.SEDAR.com and financial information relating to the Company is provided in the Company’s consolidated financial statements and the Company’s Management’s Discussion and Analysis (the “MD&A”) for the year ended December 31, 2016.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public on our website at www.nobilishealth.com. Please note that information contained on our website, whether currently posted or posted in the future, is not a part of this Circular or the documents incorporated by reference in this Circular. This Circular also contains summaries of the terms of certain agreements that we have entered into and have filed with the SEC. The descriptions contained in this Circular of those agreements do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. You may request a copy of the agreements described herein, including copies of the Company’s financial statements, MD&A and Annual Report at no cost by writing or telephoning us at the following address: Nobilis Health Corp., Attention: Investor Relations, 11700 Katy Freeway, Suite 300, Houston, Texas 77079, phone number (713) 355-8614.
CERTIFICATE
The contents of this Circular and the sending thereof to the Shareholders has been approved by the Board.
Dated: May 1, 2017

BY ORDER OF THE BOARD OF DIRECTORS

“Donald Kramer” (signed)
Donald Kramer
Chairman

Nobilis Health Corp.
Appointment of Proxyholder

I/We, being holder(s) of common shares of (the "**Corporation**"), hereby appoint: David Young, Chief Financial Officer, or, failing him, Ken Efird, President OR

____

Print the name of the person you are appointing if this person is someone other than the individuals listed above as proxy of the undersigned, to attend, act and vote on behalf of the undersigned in accordance with the below direction (or if no directions have been given, as the proxy sees fit) on all the following matters and any other matter that may properly come before the Annual General Meeting of Shareholders of the Corporation to be held at 10:00 a.m. (Houston Time) on June 12, 2017 at the Corporation's offices at 11700 Katy Freeway, Houston, Texas 77079, in Houston, Texas (the "Meeting"), and at any and all adjournments or postponements thereof in the same manner, to the same extent and with the same powers as if the undersigned were personally present, with full power of substitution.

The Board of Directors of the Corporation recommends voting FOR all of the following resolutions. Please use a dark black pencil or pen.

1. Election of Directors	***FOR***	***WITHHOLD***
1. Dr. Donald Kramer	☐	☐
2. Steve Ozonian	☐	☐
3. Michael C. Nichols	☐	☐
4. Tom Foster	☐	☐
5. Neil Badlani, M.D.	☐	☐

3. Appointment of Auditors	***FOR***	***WITHHOLD***
Appointment of Crowe Horwath LLP as Auditors	☐	☐

Under applicable Canadian and United States Securities Law, you are entitled to receive certain investor documents. If you wish to receive such material, please tick the applicable boxes below. You may also complete an online form at: www.canstockta.com/financialstatements and input code 5096A.

- ❑ I would like to receive quarterly financial statements
- ❑ I would like to receive annual financial statements
- ❑ I would like to receive future mailings by email at ________________

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted FOR a matter by Management's appointees or, if you appoint another proxyholder, as that other proxyholder sees fit. On any amendments or variations proposed or any new business properly submitted before the Meeting, I/We authorize you to vote as you see fit.**

____ ______________

Signature(s) Date

Please sign exactly as your name(s) appear on this proxy. Please see reverse for instructions.

TO BE VALID, this proxy must be received no later than 10:00 a.m. (Houston time) on June 8, 2017 or no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of any adjourned or postponed Meeting.

Proxy Form – Annual General Meeting of Shareholders of Nobilis Health Corp. to be held on June 12, 2017 at the Corporation's offices at 11700 Katy Freeway, Houston, Texas 77079, in Houston, Texas at 10:00 a.m. (Houston time) and any postponement or adjournment thereof (the "Meeting")

Notes to Proxy

1. **Every shareholder has the right to appoint a person or company of their choice other than the persons designated in this proxy, who need not be a shareholder, to attend and act on their behalf at the Meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of such person in the blank space provided.**

2. This form of proxy must be dated and signed by the shareholder or his attorney authorized in writing or, if the shareholder is a body corporate, this form of proxy must be executed under its corporate seal or by an officer or attorney thereof duly authorized. When signing in a fiduciary or representative capacity, please give full title as such. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If this proxy is not dated, it will be deemed to bear the date on which it was mailed by or on behalf of Management.

3. **In many cases, common shares beneficially owned by a holder (a "Non-Registered Holder") are registered in the name of a securities dealer or broker or other intermediary or a depositary. Non-Registered Holders should, in particular, review the section entitled "How do I vote if I am a non-registered Shareholder?" in the Management Information Circular of the Corporation dated May 1, 2017 and carefully follow the instructions of their intermediaries.**

4. **The securities represented by this proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for, however, if such direction is not made in respect of any matter, this proxy will be voted FOR such matter.**

5. If any amendments or variations to matters identified in the notice of annual meeting are proposed at the Meeting or any postponement or adjournment thereof, or if any other matters properly come before the Meeting or any postponement or adjournment thereof, this proxy confers discretionary authority to vote on such amendments or variations or such other matters according to the best judgment of the person voting the proxy at the Meeting or any postponement or adjournment thereof.

6. Reference is made to the Management Information Circular of the Corporation dated May 1, 2017 for further information regarding the completion and use of this proxy and other information pertaining to the Meeting. This proxy should be read in conjunction with the documentation provided by Management.

This proxy is solicited by and on behalf of Management of the Corporation.

How to Vote

MAIL, FAX or EMAIL

- Complete and return your signed proxy in the envelope provided or send to:

  CST Trust Company
  P.O. Box 721
  Agincourt, ON M1S 0A1

- You may alternatively fax your proxy to 416-368-2502 or toll free in Canada and United States to 1-866-781-3111 or scan and email to proxy@canstockta.com.

An undated proxy is deemed to be dated on the day it was received by CST.

If you wish to receive investor documents electronically in future, please visit www.canstockta.com/electronicdelivery to enrol.

All proxies must be received not later than 10:00 p.m. (Houston time) on June 8, 2017, or no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of any adjourned or postponed Meeting.